Exhibit 99.1

FOR IMMEDIATE RELEASE

CIRCOR Confirms Receipt and Reiterates Rejection of Unsolicited Proposal from Crane

BURLINGTON, Mass., May 21, 2019 - CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR”) today confirmed that it has previously received and rejected an unsolicited, non-binding proposal from Crane Co. (NYSE: CR) (“Crane”) to acquire all the outstanding shares of CIRCOR common stock for $45 per share in cash.

Crane’s proposal, which was publicized today, was received by CIRCOR on April 30, 2019. Consistent with its fiduciary duties and in consultation with its independent legal and financial advisors, CIRCOR’s board of directors carefully reviewed that proposal. Following that review, the board of directors unanimously rejected Crane’s proposal and determined that the proposal was highly opportunistic, substantially undervalued CIRCOR and its future prospects, and did not constitute a basis for engaging in further dialogue with Crane at this time.

CIRCOR has a proven track record of executing on its strategic priorities to invest in growth and expand margins and has taken and continues to take action to improve cash flow and strengthen the company’s balance sheet. CIRCOR has:

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Successfully deployed capital toward transformative and accretive acquisitions that have repositioned the company in growing markets and have met or exceeded ROIC targets. CIRCOR is on track to achieve its committed cost synergies of $23 million at the end of year three of the Fluid Handling acquisition, one year earlier than originally planned;

•	Driven solid execution in Industrial business with significant margin expansion for the full year 2018;

•	Transformed the Aerospace & Defense business, driving substantial operational and financial performance improvement;

•	Reshaped its oil and gas portfolio in response to sustained macro headwinds and deployed capital to diversify into higher margin industrial businesses;

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Prudently managed its product portfolio through regular strategic reviews, resulting in a number of divestitures of non-core businesses. CIRCOR continues to evaluate the sale of additional non-core assets to simplify the company, strengthen the portfolio and reduce debt; and

•	Strengthened its balance sheet, having reduced its debt by $96 million since June 30, 2018.

J.P. Morgan Securities LLC is acting as financial advisor, and Ropes & Gray LLP is acting as legal counsel to CIRCOR.

About CIRCOR
CIRCOR International, Inc. designs, manufactures and markets differentiated technology products and sub-systems for markets including oil & gas, industrial, aerospace & defense and commercial marine.  CIRCOR has a diversified flow and motion control product portfolio with recognized, market-leading brands that fulfill its customers’ mission critical needs.  CIRCOR’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top talent.  For more information, visit CIRCOR’s investor relations website at http://investors.circor.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended.  Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR.  Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance and strategic priorities and its plans to evaluate the sale of non-core assets, strengthen its portfolio and reduce debt.  Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements.  Important factors that could cause actual results to vary from expectations include, but are not limited to: our ability to respond to competitive developments and to grow our business, both domestically and internationally; changes in the cost, quality or supply of raw materials; our ability to comply with our debt obligations; our ability to successfully implement our acquisition, divestiture or restructuring strategies, including our integration of the Fluid Handling business; changes in industry standards, trade policies or government regulations, both in the United States and internationally; and our ability to operate our manufacturing facilities at current or higher levels and respond to increases in manufacturing costs.  BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING CIRCOR, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts
David F. Mullen
Senior Vice President Finance
CIRCOR International
(781) 270-1200

Matthew Sherman / Andi Rose
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449